EXHIBIT 1.1

         EXECUTION COPY


                            STOCK PURCHASE AGREEMENT

                                  by and among

                   The Shareholders listed on Exhibit A hereto

                                       and

                                  LOIS/USA INC.

                         Dated as of: February 12, 1996

                            STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I                  DEFINITIONS......................................  1

         1.1               Defined Terms....................................  1
         1.2               Other Defined Terms..............................  5

ARTICLE II                 PURCHASE AND SALE OF STOCK.......................  6

         2.1               Sale of Stock....................................  6
         2.2               Purchase Price...................................  6
         2.3               Additional Consideration.........................  7
         2.4               Closing Costs; Transfer Taxes....................  9
         2.5               Preparation of Financial Statements;
                           Determination of Combined Revenue................  9
         2.6               Net Worth Adjustment............................. 10
         2.7               Dubai Net Worth Adjustment....................... 10
         2.8               Fractional Shares................................ 10
         2.9               Purchase Price Adjustment........................ 10
         2.10              Missed Earn-Out Payments......................... 11
         2.11              Combined Revenue Adjustment...................... 11

ARTICLE III                CLOSING.......................................... 11

         3.1               Closing.......................................... 11
         3.2               Employment Agreement............................. 12
         3.3               Registration Rights Agreement.................... 12
         3.4               Shareholders' Agreement.......................... 12
         3.5               Other Deliveries at Closing...................... 12
         3.6               December Balance Sheet........................... 12

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF SELLERS........ 13

         4.1               Organization of the Company and its Subsidiary... 13
         4.2               Certificates of Incorporation, By-Laws, etc...... 13
         4.3               Authorization.  ................................. 14
         4.4               Absence of Certain Changes or Events............. 14
         4.5               Capital Stock.................................... 16
         4.6               Title to Assets.................................. 17
         4.7               Condition of Tangible Assets..................... 17
         4.8               Contracts and Commitments........................ 18
         4.9               No Conflict or Violation......................... 19
         4.10              Restrictive Documents............................ 19
         4.11              Consents and Approvals........................... 19
         4.12              Financial Statements............................. 20
         4.13              Litigation....................................... 20
         4.14              Labor Matters.................................... 20
         4.15              Liabilities...................................... 21
         4.16              Compliance with Law.............................. 21
         4.17              No Brokers....................................... 21
         4.18              No Other Agreements to Sell the Company Stock.... 21
         4.19              Proprietary Rights............................... 22
         4.20              Employee Benefit Plans........................... 23
         4.21              Transactions with Certain Persons................ 26
         4.22              Tax Matters...................................... 27
         4.23              Insurance........................................ 29
         4.24              Purchase Commitments and Outstanding Bids........ 29
         4.25              Payments......................................... 29
         4.26              Customers........................................ 30
         4.27              Compliance With Legislation Regulating
                            Environmental Quality........................... 30
         4.28              Vacation Time, Bonuses, Etc...................... 30
         4.29              Compensation..................................... 31
         4.30              Material Misstatements Or Omissions.............. 31
         4.31              Books and Records................................ 31
         4.32              Bank Accounts; Powers of Attorney................ 31
         4.33              Accounts Receivable.............................. 31
         4.34              Full Disclosure.................................. 32

ARTICLE V                  REPRESENTATIONS AND WARRANTIES OF BUYER.......... 32

         5.1               Organization of Buyer............................ 32
         5.2               Authorization.................................... 32
         5.3               No Conflict or Violation......................... 32
         5.4               Consents and Approvals........................... 33
         5.5               Issuance of Shares............................... 33
         5.6               No Brokers....................................... 33
         5.7               Full Disclosure.................................. 33
         5.8               Investment Representations....................... 33
         5.9               Financial Statements............................. 34
         5.10              Financing........................................ 34
         5.11              Private Offering................................. 34

ARTICLE VI                 COVENANTS OF SELLERS AND BUYER................... 35

         6.1               Maintenance of Business Prior to Closing......... 35
         6.2               Investigation by Buyer........................... 35
         6.3               Consents and Best Efforts........................ 35
         6.4               Certain Prohibited Transactions.................. 36
         6.5               Notification of Certain Matters.................. 37
         6.6               No Mergers, Consolidations, Sale of Stock, Etc... 37
         6.7               Financial Certifications......................... 37
         6.8               Financial Statements............................. 37

ARTICLE VII                CONDITIONS TO SELLERS' OBLIGATIONS............... 38

         7.1               Representations, Warranties and Covenants........ 38
         7.2               Consents......................................... 38
         7.3               No Governmental Proceedings or Litigation........ 38
         7.4               Opinion of Counsel............................... 38
         7.5               Corporate Documents.............................. 40
         7.6               Registration Rights Agreement.................... 40
         7.7               Employment Agreement............................. 40
         7.8               Certificates..................................... 40
         7.9               Shareholders' Agreement.......................... 40

ARTICLE VIII               CONDITIONS TO BUYER'S OBLIGATIONS................ 40

         8.1               Representations, Warranties and Covenants........ 40
         8.2               Consents......................................... 41
         8.3               No Governmental Proceedings or Litigation........ 41
         8.4               Employment Agreement............................. 41
         8.5               Registration Rights Agreement.................... 41
         8.6               Agency Agreement................................. 41
         8.7               Shareholders' Agreement.......................... 41
         8.8               Opinion of Counsel............................... 41
         8.9               Certificates..................................... 43
         8.10              Material Changes................................. 43
         8.11              Financing........................................ 43

ARTICLE IX                 INVESTMENT REPRESENTATIONS OF SELLERS............ 43

         9.1               Investment Intent................................ 43
         9.2               No Registration under Federal or State
                           Securities Laws.................................. 43
         9.3               Restrictive Legend and Stop Transfer  Order...... 44
         9.4               Investment Experience............................ 44
         9.5               Access to Information............................ 45
         9.6               Investment Risks................................. 45
         9.7               Commissions and Advertising...................... 45

ARTICLE X                  ACTIONS BY SELLERS AND BUYER
                           AFTER THE CLOSING................................ 45

         10.1              Books and Records................................ 45
         10.2              Survival of Representations, Etc................. 45
         10.3              Indemnifications................................. 46
         10.4              Further Assurances............................... 48
         10.5              Offset........................................... 48

ARTICLE XI                 RESOLUTION OF CERTAIN DISPUTES................... 49

         11.1              Arbitration Procedure............................ 49

ARTICLE XII                MISCELLANEOUS.................................... 50

         12.1              Assignment....................................... 50
         12.2              Notices; Transfer of Funds....................... 50
         12.3              Governing Law.................................... 51
         12.4              Entire Agreement; Modifications and Waivers...... 51
         12.5              Counterparts..................................... 51
         12.6              Expenses......................................... 52
         12.7              Invalidity....................................... 52
         12.8              Titles........................................... 52
         12.9              Publicity........................................ 52

                                    EXHIBITS


Exhibit

         A.       List of Sellers and their Percentage Interests..........  A-1
         B.       Financial Statements....................................  B-1
         C.       Summary of Significant Accounting Policies..............  C-1
         D.       Form of Employment Agreements...........................  D-1
         E.       Registration Rights Agreement...........................  E-1
         F.       Required Consents or Approvals of Buyer.................  F-1
         G.       Agency Agreement........................................  G-1
         H.       Shareholders' Agreement.................................  H-1
         I.       List of Facilities......................................  I-1
         J.       Form of Note............................................  J-1
         K.       List of Investment Bankers..............................  K-1

                            STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of February 12, 1996, is by and among the shareholders of EISAMAN, JOHNS & LAWS ADVERTISING, INC., a California corporation ("EJL" or the "Company"), listed on Exhibit A hereto (each, a "Seller" and collectively, the "Sellers") and LOIS/USA, INC., a Delaware corporation ("Buyer").

                                    RECITALS

          WHEREAS, each Seller owns the number of issued and outstanding shares of common stock of EJL, $5.00 par value per share (the "Company Stock") as are set forth opposite such Sellers' name on Exhibit A hereto.

          WHEREAS, Buyer desires to purchase from each Seller, and each Seller desires to sell to Buyer, the Company Stock owned by the respective Sellers, subject to the terms and conditions of this Agreement.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1.
                                   DEFINITIONS

          I.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "BOOKS AND RECORDS" shall mean all records pertaining to the assets, properties, business, operations, accounts, financial condition, customers or suppliers of the Company and its Subsidiary.

          "CLOSING BALANCE SHEET" shall mean the balance sheet of the Company and its Subsidiary as of December 31, 1995, prepared in accordance with Section 3.6.

          "CLOSING DATE" shall mean 10:00 A.M. on February 13, 1996 or such other time and date as Buyer and Sellers' Representative shall mutually agree.

          "CODE" shall mean the Internal Revenue Code of 1986, as such may be amended from time to time.

          "COMMON STOCK" shall mean Buyer's common stock, par value $.01 per share. In case of any reclassification of shares of Common Stock (except for a subdivision or combination of such shares), or in case of any consolidation or merger of Buyer with or into any other corporation (except for a merger or consolidation in which Buyer is the continuing corporation and which does not result in any recapitalization of shares of Common Stock, other than a subdivision or combination of such shares), or in case of any sale or transfer of all or substantially all of the assets of Buyer, then as a part of such recapitalization, consolidation, merger, sale or transfer, as the case may be, lawful provision shall be made so that Sellers shall thereafter receive the kind and amount of shares of stock and other securities and property substituted for each share of Common Stock pursuant to such recapitalization, consolidation, merger, sale or transfer, which kind and amount of shares of stock and other securities and property shall thereafter be deemed to be the Common Stock; the provisions of this sentence shall similarly apply to successive recapitalizations, consolidations, mergers, sales and transfers.

          "CONTRACT" shall mean any of the agreements, contracts leases or commitments described in the Disclosure Schedule.

          "DECEMBER BALANCE SHEET" shall mean the unaudited consolidated balance sheets of the Company and its Subsidiary as of December 31, 1995.

          "DECEMBER BALANCE SHEET DATE" shall mean December 31, 1995.

          "DECEMBER FINANCIAL STATEMENTS" shall mean the December Balance Sheet and the consolidated statements of income and retained earnings of the Company and its Subsidiary for the period from March 1, 1995 through December 31, 1995, together with the notes thereon.

          "DIRECT CONTRACTUAL EXPENSES" shall mean the direct cost of providing services, other than advertising services or production expenses, specifically required to be performed by EJL or the Buyer under contractual arrangements with clients (including but not limited to research expenses and other services or fees incurred and usually paid for under contractual arrangements with clients) for which EJL or Lois is required to make cash outlays.

          "DISCLOSURE SCHEDULE" shall mean a schedule executed and delivered by Sellers to Buyer concurrently herewith which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by Article IV hereof and other provisions of this Agreement.

          "DUBAI ASSETS" shall mean all of the rights of EJL under its agreement with D'Arcy, Massus, Benton & Bowles relating to EJL's discontinued Dubai operations.

          "ENCUMBRANCE" shall mean any lien, pledge, option, charge, easement, security interest, right-of-way or encumbrance. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FACILITIES" shall mean the offices, storage facilities and all real property and related facilities, including existing commitments for Leases, of the Company or its Subsidiary which are identified or listed on Exhibit J attached hereto, identifying whether each Facility is owned or leased.

          "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned or used by the Company or its Subsidiary and located in, at or upon the Facilities as of the December Balance Sheet Date, plus all additions and replacements, less deletions, since the December Balance Sheet Date in the ordinary course of the Company's or its Subsidiary's business.

          "GOVERNMENTAL ENTITY" shall mean any governmental entity, department, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

          "INITIAL STOCK PRICE" means $6.00 per share of Common Stock of Buyer which shall be adjusted, as appropriate, to take account of any stock dividend, stock split, reverse stock split or similar event affecting the Common Stock that occurs after the date hereof.

          "LEASES" shall mean all of the leases, including commitments for leases, listed on the Disclosure Schedule.

          "MATERIAL ADVERSE CHANGE" shall mean any event or occurrence, including, without limitation, any development or discovery of any material contingent or other liability not in the Disclosure Schedule, which would reasonably be expected to materially adversely affect the business, properties, assets, operations, or relations with customers, suppliers, distributors or employees of the Company and its Subsidiary, taken as a whole.

          "NET WORTH" shall mean, as of the December Balance Sheet Date, the total assets minus the total liabilities of EJL and its Subsidiary determined in accordance with generally accepted accounting principles consistently applied.

          "1993 FINANCIAL STATEMENTS" shall mean the audited consolidated balance sheets and the audited statements of income and retained earnings and cash flows of the Company and its Subsidiary for the fiscal year ended February 28, 1993, together with the notes thereon and the related unqualified report of Miller & Co., the Company's independent certified public accountants, previously delivered to Buyer and attached hereto as Exhibit B.

          "1994 FINANCIAL STATEMENTS" shall mean the audited consolidated balance sheets and the audited statements of income and retained earnings and cash flows of the Company and its Subsidiary as of the fiscal year ended February 28, 1994, together with the notes thereon and the related unqualified report of Miller & Co., the Company's independent certified public accountants, previously delivered to Buyer and attached hereto as Exhibit B.

          "1995 BALANCE SHEET" shall mean the audited balance sheets of the Company and its Subsidiary as of the fiscal year ended February 28, 1995, together with the notes thereon and the related unqualified report of Miller & Co., the Company's independent certified public accountants, previously delivered to Buyer and attached hereto as Exhibit B.

          "1995 FINANCIAL STATEMENTS" shall mean the 1995 Balance Sheets and the audited statements of income and retained earnings and cash flows of the Company and its Subsidiary for the fiscal year ended February 28, 1995, together with the notes thereon and the related unqualified report of Miller & Co., the Company's independent certified public accountants, previously delivered to Buyer and attached hereto as Exhibit B.

          "PRIVATE PLACEMENT MEMORANDUM" shall mean the Preliminary Confidential Private Placement Memorandum dated February 6, 1996 as amended and superseded by the Confidential Private Placement Memorandum dated February 9, 1996, as amended by the supplemental Confidential Private Placement Memorandum dated February 12, 1996, which memorandum, among other things, describes the transaction contemplated by this Agreement.

          "PUBLIC OFFERING" shall mean an offering as a result of which the Common Stock will trade on either a national exchange or on the Nasdaq Market System.

          "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SELLERS' REPRESENTATIVE" shall mean either or both of Dean Laws or Dennis Coe, or any successor designee of Sellers named in a writing by all of the Sellers attached hereto as Exhibit H (the "Agency Agreement").

          "SUBSEQUENT STOCK PRICE" shall mean the then current market price of the Common Stock determined as follows: (a) if the Common Stock has commenced trading on the Nasdaq Market System or a national exchange, then the average of the closing sale price of the Common Stock as reported on the principal exchange or Nasdaq Market System on which the Common Stock is then quoted for the twenty trading days immediately preceding the end of the relevant fiscal quarter, for trading not in blocks or (b) if the Common Stock has not commenced trading on the Nasdaq Market System or a national exchange, then the current market price shall be determined by any one to be selected by the Board of Directors of Buyer of the five investment bankers listed on Exhibit K hereto, provided that the investment banker cannot have rendered services for Buyer during the prior two years and shall not have any conflicts of interest. The first Subsequent Stock Price shall be valued as of March 31, 1997 and such valuation shall be determined on a yearly basis thereafter. Once determined, the Subsequent Stock Price shall be adjusted, as appropriate, to take account of any stock dividend, stock split, reverse stock split or similar event affecting the Common Stock.

          "SUBSIDIARY" means EJL Communications International, Inc., an Illinois corporation.

          "TAXES" mean all taxes, charges, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, capital gains, transfer gains, license, payroll, privilege, and franchise taxes, imposed by any Governmental Entity and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

          I.2 OTHER DEFINED TERMS. The following terms shall have the meaning defined for such terms in the Sections set forth below:

         TERM                                                SECTION

         Actions                                               4.13
         Additional Cash                                        2.3
         Additional Purchase Price                              2.3
         Additional Shares                                      2.3
         Benefit Arrangement                                   4.20
         Buyer                                              Recitals
         Buyer's SEC Documents                                  5.7
         CERCLA                                                4.27
         Closing                                                3.1
         Combined Revenue                                       2.3(a)
         Company                                            Recitals
         Company Stock                                      Recitals
         Damages                                               10.3(a)
         Dubai Valuation                                        2.7
         Earn-Out Formula                                       2.3
         Earn-Out Period                                        2.3(a)
         Employee Plans                                         4.20
         Employment Agreement                                   3.2
         ERISA                                                  4.20
         ERISA Affiliate                                        4.20
         Financial Statements                                   4.12
         Final Payment                                          2.3(a)
         Form 10-K                                              2.3(c)
         Form 10-Q                                              2.3(c)
         Guaranteed Cash Payment                                2.3(a)
         Indemnification Threshold                             10.3(e)
         Initial Shares                                         2.2(b)
         MDA                                                    6.8
         Minimum Amount                                         2.3
         Minimum Net Worth                                      2.6
         Multiemployer Plan                                     4.20
         Note                                                   2.6
         Payment Ratio                                          2.3(a)
         Pension Plan                                           4.20
         Personnel                                              4.4(b)
         Plans                                                  4.20
         Prime Rate                                             2.6
         Proprietary Rights                                     4.19
         Purchase Price                                         2.2
         Registration Rights Agreement                          3.3
         Sellers                                              Recitals
         Shares                                                 2.3(e)
         Shareholders' Agreement                                3.4
         Statement of Calculation                               2.3(c)
         Tax Returns                                            4.22
         Welfare Plan                                           4.20


                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK

          II.1 SALE OF STOCK. Each Seller hereby agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer hereby agrees to purchase and acquire from such Seller, on the Closing Date, all right, title and interest of such Seller, legal or equitable, in and to all of the issued and outstanding shares of Company Stock set forth opposite such Seller's name on Exhibit A hereto.

          II.2 PURCHASE PRICE. On the Closing Date, Buyer shall pay to Sellers (in the proportions set forth on Exhibit A hereto), in consideration for the sale, transfer, assignment, conveyance and delivery of the Company Stock an amount (the "Purchase Price") equal to the sum of $4,000,000 plus the number of shares of Common Stock as determined according to subparagraph (b) below. The Purchase Price shall be subject to adjustment as provided in Section 2.6. The Purchase Price, except the portion represented by (c) below, shall be paid as follows:

          (a) $4,000,000 by wire transfer of immediately available funds to the Sellers' Representative;

          (b) delivery to the Sellers' Representative of the number of shares of Common Stock equal to $2,000,000 divided by the Initial Stock Price (the "Initial Shares"); and

          (c) delivery to the Note pursuant to Section 2.6.

          II.3 ADDITIONAL CONSIDERATION. As additional consideration for Common Stock (the "Additional Purchase Price"), Buyer shall pay to the Sellers' Representative, on behalf of the Sellers (in the proportions set forth on Exhibit A hereto) the sum of no less than an additional $6,000,000 (the "Minimum Amount") but no more than $12,000,000, payable in additional shares of Common Stock ("Additional Shares") and cash ("Additional Cash") determined pursuant to the following formula (the "Earn-Out Formula") plus the Final Payment:

          (a) Over the period beginning on the Closing Date and ending on December 31, 2000 (the "Earn-Out Period"), Buyer shall pay to Sellers an amount equal to five percent of the combined revenue of EJL and Buyer determined in accordance with generally accepted accounting principles consistently applied net, without duplication, of Direct Contractual Expenses ("Combined Revenue") to be paid quarterly, as provided below, in the ratio for each payment ("Payment Ratio") of 75% cash and 25% in Common Stock valued for the first four fiscal quarters including and following the Closing Date at the Initial Stock Price and thereafter valued at the Subsequent Stock Price; provided that $6,000,000 of the Additional Purchase Price shall be paid in cash as provided below (the "Guaranteed Cash Payment"). At least $1,750,000 of Additional Purchase Price shall be paid for the year ending December 31, 1996. The "Final Payment" shall equal $750,000 and shall be paid to Seller's Representative in Additional Shares, valued based on the then Subsequent Stock Price, within thirty days following the end of the Earn-Out Period.

          (b) If Buyer has not made the Guaranteed Cash Payment in full upon the payment with respect to the first quarter of 1999, the Payment Ratio shall no longer apply. Buyer shall thereafter make (i) all Additional Purchase Price payments pursuant to the Earn-Out Formula in Additional Cash until the Guaranteed Cash Payment has been made, (ii) then all Additional Purchase Price payments in Additional Shares until the Payment Ratio has been restored, and
(iii) all remaining payments in the Payment Ratio. If at the end of the Earn-Out Period, either the Minimum Amount and/or the Guaranteed Cash Payment have not been paid, Buyer will make Additional Cash payments to cover the shortfall including through the repurchase of the number of Additional Shares such that Buyer shall not have paid more than the greater of the Minimum Amount and the Additional Purchase Price to be paid pursuant to the Earn-Out Formula. In no event shall Initial Shares be repurchased by Buyer. Buyer shall repurchase Additional Shares on a last-in, first-out basis, repurchasing Additional Shares at their issued price, beginning with the Additional Shares issued at the most recent Subsequent Stock Price. Such repurchase will be made pro rata from the Sellers in the proportions set forth on Exhibit A hereto. Buyer shall make any required payments pursuant to the preceding sentence within three months following December 31, 2000; PROVIDED, HOWEVER, that to the extent Additional Cash payments are to be made in repurchase of Additional Shares previously issued, no payment need be made until delivery of such Additional Shares for repurchase free and clear of all Encumbrances, and PROVIDED, FURTHER, HOWEVER, that to the extent such Additional Shares are not delivered within 90 days of written notice, the obligation of Buyer to make such Additional Cash payments shall terminate.

          (c) Additional Cash and/or Additional Shares shall be delivered by Buyer to the Sellers' Representative on a date forty-five days from the end of Buyer's fiscal quarter. Within ninety days of the end of Buyer's fiscal year, the amount paid as part of the Additional Purchase Price pursuant to the Earn-Out Formula shall be recalculated based on the Combined Revenue reflected on the audited financial statements for the fiscal year then ended. Buyer shall deliver to Sellers' Representative together with any adjustment of the payments made in the first three fiscal quarters a statement reflecting all such calculations and any exclusions from Combined Revenue (a "Statement of Calculation") which shall have been reviewed by Arthur Andersen LLP. Any payment required by adjustments made pursuant to this Section and Section 2.5 shall be made by Buyer to Sellers as provided in Sections 2.3(a) and (b) above; whereas any such payment made by Sellers to Buyer shall reduce the next Earn-Out payment (and any subsequent payment, if necessary); HOWEVER, if there are no remaining Earn-Out payments, the payment shall be made by the return of Additional Shares valued at their Subsequent Stock Price. The initial payment pursuant to the Earn-Out shall be made on or about May 15, 1996.

          (d) In the event Sellers' Representative provides Buyer with a written request for registration as provided for in Section 3 of the Registration Rights Agreement, Buyer shall have the right, at its option, at each such time to purchase from Sellers all or any part of the Additional Shares which have been issued and are the subject of such request for registration at a purchase price equal to the number of Additional Shares being purchased multiplied by the Subsequent Stock Price of such shares at the date of Sellers' Representative's written request for registration, which purchase price shall be payable in cash (by wire transfer or certified or bank cashier's check); in each case, Buyer may exercise its option at any time within 15 days after receipt by Buyer of the applicable written request for registration.

          (e) The Initial Shares and the Additional Shares are referred to herein collectively as the "Shares."

          II.4 CLOSING COSTS; TRANSFER TAXES. Buyer shall initially pay for any documentary transfer taxes and any sales, use or other taxes imposed by reason of the transfer of the Company Stock provided hereunder and any deficiency, interest or penalty asserted with respect thereto, but any such payment made by Buyer shall be deducted in cash from the first Earn-Out payment (and, if necessary, from the next Earn-Out payment, until paid).

          II.5 PREPARATION OF FINANCIAL STATEMENTS; DETERMINATION OF COMBINED REVENUE. Following delivery of any payment of Additional Purchase Price with respect to the end of a fiscal year, Buyer shall permit Sellers' Representative, his accountants and other authorized representatives to inspect the financial books and records of the Buyer during normal business hours. If, within 30 days after such payment, Sellers' Representative notifies Buyer that Sellers' Representative disputes the annual Combined Revenue computation (and in such notice states the nature of the dispute in reasonable detail), and if Buyer and Sellers' Representative are unable, within 30 days after receipt by Buyer of Sellers' Representative's notice of such dispute, to resolve such dispute, Sellers' Representative and Buyer shall each designate a firm of certified public accountants and Buyer and Sellers' Representative, together with such designated firms, shall jointly endeavor to resolve each item disputed by Sellers' Representative. If all such disputed items are not resolved within 60 days after Buyer's being notified thereof, then the firms designated by Buyer and Sellers' Representative shall jointly select a third firm of nationally recognized certified public accountants, provided that if such firms fail to appoint such a third firm within 60 days after Buyer's receipt of said notification, either party may request the American Arbitration Association in New York City to appoint an independent firm of certified public accountants of recognized national standing. Such third firm shall resolve all remaining disputed items and its resolution shall be final and binding on the parties and enforceable in a court of law. Each party shall be responsible for the fees and expenses of the firm it designated. The fees and expenses of the third firm, if required hereunder, shall be apportioned between the parties to reflect the relative differences between the position asserted by each party with respect to each disputed item referred to such third firm and the resolution reached by such third firm, with the party that is further from such resolution bearing a proportionately greater share of such fees and expenses. If resolution of the disputed items results in a change in the Combined Revenue from that determined by Buyer, Sellers or Buyer, as the case may be, shall promptly return the excess Additional Purchase Price paid or pay the Additional Purchase Price owed, respectively.

          II.6 NET WORTH ADJUSTMENT. Sellers agree that the Net Worth of the Company and its Subsidiary as of December 31, 1995 shall be no less than $2,200,000 as determined in accordance with generally accepted accounting principles consistently applied but without duplication subtracting from such Net Worth all costs and expenses incurred directly in connection with the transaction to the extent that they are being paid by the Company and the investment in life insurance policies for Joseph Eisaman. Following final determination of the Closing Balance Sheet, Buyer shall give to Sellers an installment note (the "Note") substantially in the form attached hereto as Exhibit J in a principal amount equal to the difference between the Net Worth shown on the Closing Balance Sheet (net of the amounts, without duplication, subtracted as described in the first sentence of this Section) and $2,200,000. The Note shall have a term of three years and shall bear interest from the Closing Date at a rate per annum equal to the prime rate (the "Prime Rate"), adjustable every 90 days, to be adjusted on the ninetieth day, plus 1.5 percent. The Prime Rate shall be at that which is quoted as such from time to time by Chemical Bank. The Note shall be subordinated in right of payment to Buyer's outstanding bank indebtedness. In the event that the Net Worth shown on the Closing Balance Sheet (net of the amounts, without duplication, subtracted as described in the first sentence of this Section) is less than $2,200,000, the difference shall be deducted in cash from the first Earn-Out payment (and, if necessary, from the next Earn-Out payment, until paid).

          II.7 DUBAI NET WORTH ADJUSTMENT. Sellers guarantee that Buyer shall realize an amount at least equal to the valuation of the Dubai Assets as reflected on the December Balance Sheet by the first anniversary of the Closing Date.

                  II.8 FRACTIONAL SHARES. Buyer shall not be obligated to issue a fractional share of Common Stock pursuant to this
Article II. In lieu of issuing a fractional share of Common Stock, Buyer may, at its option, round the number of shares to be delivered to each Seller pursuant to this Article II to the nearest whole or pay the fraction in cash based on the Subsequent Stock Price at time of issuance.

          II.9 PURCHASE PRICE ADJUSTMENT. Buyer agrees that if Buyer completes a Public Offering within twelve (12) months of the Closing Date at a price per share (the "Actual Price") of Common Stock less than the Initial Stock Price, Buyer will increase the number of Initial Shares and cause such additional shares of Common Stock to be issued to the Sellers' Representative for Sellers within 90 days following the consummation of the Public Offering. The number of additional shares of Common Stock which shall be payable shall be calculated pursuant to the following formula: (x) (a) the Initial Stock Price minus (b) the Actual Price (y) multiplied by the number of Initial Shares divided by the Actual Price.

          II.10 MISSED EARN-OUT PAYMENTS. Buyer agrees that upon a failure which remains unremedied for 15 days to make a scheduled payment of Additional Cash and/or Additional Shares as provided in Section 2.3(c) hereof, interest shall accrue in respect of the Earn-Out payment (or, if payment was to be made in Additional Shares, then interest shall accrue on the value of the Additional Shares valued at the Initial Stock Price or the then Subsequent Stock Price, as the case may be) at a rate per annum equal to the Prime Rate plus an additional 2% for the first missed scheduled Earn-Out payments and at the Prime Rate plus an additional 5% beginning with the second consecutive missed scheduled Earn-Out payment; PROVIDED, HOWEVER, that should any failure to make an Earn-Out payment be cured prior to the next scheduled payment date, such missed payment shall be considered cured. At Sellers' Representative's option, beginning twelve months after the date of the first scheduled missed uncured Earn- Out payment the missed Earn-Out payments may be converted into Common Stock at the then Subsequent Stock Price. However, if an Earn-Out payment is missed because a claim has arisen against EJL for which indemnification is being sought pursuant to Section 10.3 hereunder, Buyer shall not be subject to the penalties provided for in this Section, subject to the exercise of its right to offset provided in
Section 10.5 hereof.

          II.11 COMBINED REVENUE ADJUSTMENT. The Combined Revenue shall not include revenue attributable to businesses acquired after the Closing Date as determined by Buyer in good faith (each, an "Acquisition"). If an Acquisition results in a client loss due to a client conflict for EJL or its Subsidiary, the Combined Revenue shall be adjusted thereafter such that an amount shall be added to the Combined Revenue attributable to the projected revenues which would have been earned from the lost client. If an Acquisition results in a client loss for Lois (other than loss of a client acquired in connection with any prior Acquisition), which is also not a client loss for EJL or its Subsidiary, such that there is no duplication, the Combined Revenue shall be adjusted thereafter such that an amount shall be added into the Combined Revenue attributable to the projected revenues which would have been earned from the lost client. The lost revenues shall be calculated based on the average historical revenues received from that client in the prior three fiscal years. Such calculation shall be reviewed by Arthur Andersen LLP.


                                   ARTICLE III
                                     CLOSING

          III.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York, unless Buyer and Sellers' Representative otherwise agree.

          III.2 EMPLOYMENT AGREEMENT. At the Closing, Messrs. Laws, Coe, de Maio and Waterkotte shall each enter into five-year employment agreements with Buyer substantially in the form of Exhibit D attached hereto (the "Employment Agreement").

          III.3 REGISTRATION RIGHTS AGREEMENT. At the Closing, Buyer and Sellers shall enter into a registration rights agreement substantially in the form of Exhibit E attached hereto (the "Registration Rights Agreement"), pursuant to which Buyer shall grant to Sellers certain registration rights with respect to the Initial Shares and the Additional Shares.

          III.4 SHAREHOLDERS' AGREEMENT. At Closing, Buyer and George Lois, Theodore Veru, Dean Laws, Dennis Coe, Michael de Maio and Michael Waterkotte shall enter into a shareholders agreement substantially in the form of Exhibit H attached hereto (the "Shareholders' Agreement"), providing for, among other things, certain of the Sellers' right to elect a nominee to the Buyer's Board of Directors.

          III.5 OTHER DELIVERIES AT CLOSING. In addition to the foregoing matters, at the Closing:

          (a) Buyer shall pay to Sellers the cash portion of the Purchase Price and deliver the Initial Shares as provided for in Section 2.2 hereof;

          (b) Buyer and Sellers shall deliver the certificates, opinions of counsel and other matters described in Articles VII and VIII; and

          (c) the certificates representing the Company Stock to be delivered pursuant to Section 2.1 shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank by Sellers, transferring same, with all necessary transfer tax and other revenue stamps affixed and canceled.

          III.6 DECEMBER BALANCE SHEET. If Buyer does not notify Sellers' Representative within 60 days after the Closing Date of the December Balance Sheet that Buyer objects to any item on, or other matter relating to, the December Balance Sheet, then Buyer shall be deemed to have accepted the December Balance Sheet as the Closing Balance Sheet. If Buyer does so object and if Buyer and Sellers' Representative are unable, within 30 days after receipt by Sellers' Representative of Buyer's notice of objection, to resolve any disputes regarding the December Balance Sheet, Sellers' Representative and Buyer shall each designate a firm of certified public accountants and Buyer and Sellers' Representative, together with such designated firms, shall jointly endeavor to resolve each dispute. If all such disputes are not resolved within 60 days after Sellers' Representative was notified thereof, then the firms designated by Buyer and Sellers' Representative shall jointly select a third firm of nationally recognized certified public accountants, provided that if such firms fail to appoint such a third firm within 90 days after Sellers' Representative's receipt of said notification, either party may request the American Arbitration Association in New York City to appoint an independent firm of certified public accountants of recognized national standing. Such third firm shall resolve all remaining disputes and its resolution shall be final and binding on the parties and enforceable in a court of law. Each party shall be responsible for the fees and expenses of the firm it designated. The fees and expenses of the third firm, if required hereunder, shall be apportioned between the parties to reflect the relative differences between the position asserted by each party with respect to each dispute referred to such third firm and the resolution reached by such third firm, with the party that is further from such resolution bearing a proportionately greater share of such fees and expenses. If there is more than one such dispute, the fees and expenses of such third firm shall be allocated in proportion to their respective amounts.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Except as set forth on the Disclosure Schedule, Sellers hereby, jointly and severally, represent and warrant to Buyer as follows:

          IV.1 ORGANIZATION OF THE COMPANY AND ITS SUBSIDIARY. The Company is duly organized, validly existing and in good standing under the laws of the State of California, and its Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Illinois. Each has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Each of the Company and its Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where failure to be so qualified would have a material adverse effect on the Company or its Subsidiary. Each jurisdiction in which the Company and its Subsidiary is qualified to do business as a foreign corporation is listed on the Disclosure Schedule. The Subsidiary is the only direct or indirect subsidiary of the Company.

          IV.2 ARTICLES OF INCORPORATION, BY-LAWS, ETC. True and complete copies of the Articles of Incorporation, By-Laws, minute books and all stock books and stock transfer records of the Company and of the Subsidiary, each of the foregoing as amended to the date hereof, have been furnished or made available to Buyer and its Representatives and there will be no amendments or changes to the Company's and the Subsidiary's Articles of Incorporation or By-Laws prior to the Closing Date. On the Closing Date, such minute books will contain the true and complete minutes and records of any meetings, proceedings and other actions of the shareholders, all committees of the Board of Directors and the Board of Directors of the Company and its Subsidiary from the date hereof to and including the Closing Date.

          IV.3 AUTHORIZATION. Each of this Agreement, the Registration Rights Agreement, the Shareholders' Agreement and the Agency Agreement has been duly executed and delivered by the Sellers and is a legal, valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally).

          IV.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the December Balance Sheet Date, except as set forth in the Disclosure Statement, there has not been any:

          (a) change in the Company's or its Subsidiary's financial condition, assets, liabilities, working capital, reserves, earnings or business, including client losses, except for changes in the ordinary course of business which changes, individually or in the aggregate, have not had a material adverse effect on the Company or its Subsidiary;

          (b) (i) increase in the compensation payable or to become payable by the Company or its Subsidiary to any of its officers, employees or sales representatives whose total compensation for services rendered to the Company or its Subsidiary is currently at an annual rate of $30,000 or more (collectively, "Personnel") except in the ordinary course of business, (ii) bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel except in the ordinary course of business, none of which to any one person exceeds $25,000, except for gifts or bonuses to Personnel from the Company or its Subsidiary in anticipation of the transactions contemplated hereby, (iii) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company or its Subsidiary for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedule or (iv) new employment agreement to which the Company or its Subsidiary is a party;

          (c) addition to or modification of the employee benefit plans, arrangements or practices described in the Disclosure Schedule affecting Personnel other than (i) contributions made in accordance with the normal practices of the Company and its Subsidiary or (ii) the extension of coverage to other Personnel who became eligible after the December Balance Sheet Date;

          (d) sale, assignment or transfer of any of the assets of the Company or its Subsidiary, material singly or in the aggregate, other than in the ordinary course of business;

          (e) cancellation of any indebtedness or waiver of any rights of substantial value to the Company or its Subsidiary, other than write-offs or write-downs in the ordinary course of business;

          (f) amendment, cancellation or termination (other than in accordance with its terms or otherwise in the ordinary course of business) of any Contract, license or other instrument material to the Company or its Subsidiary;

          (g) capital expenditure or the execution of any lease or any incurring of liability therefor by the Company or its Subsidiary, involving payments, in the aggregate, or at an annualized rate, of $25,000 or more;

          (h) failure to pay any obligation of the Company or its Subsidiary, except in the ordinary course of business or where contested in good faith, or where such failure would not have a material adverse effect on the financial condition, assets, liabilities or business of the Company or its Subsidiary;

          (i) failure to operate the business of the Company or its Subsidiary in the ordinary course;

          (j) change in accounting methods or practices by the Company or its Subsidiary affecting its assets, liabilities or business (whether for accounting or tax purposes) including any material increase or change in any assumptions underlying or methods of calculating bad debt, contingency or other reserves;

          (k) revaluation by the Company or its Subsidiary of any of its assets, including without limitation, writing off notes or accounts receivable in any material respect other than in the ordinary course of business;

          (l) damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, assets or business of the Company or its Subsidiary in any material respect;

          (m) mortgage, pledge, grant or creation of any Encumbrance on any assets of the Company or its Subsidiary, material singly or in the aggregate, except purchase money mortgages arising in the ordinary course of business to secure indebtedness not exceeding the fair market value of the assets subject thereto;

          (n) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of the Company or its Subsidiary, or any redemption, purchase or other acquisition of any of the Company's or its Subsidiary's equity securities;

          (o) issuance by the Company or its Subsidiary of, or commitment of the Company or its Subsidiary to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

          (p) indebtedness incurred by the Company or its Subsidiary for borrowed money or any commitment to borrow money entered into by the Company or its Subsidiary, or any loans other than advances of business expenses in the ordinary course of business made or agreed to be made by the Company or its Subsidiary;

          (q) liabilities incurred or assumed by the Company or its Subsidiary involving $5,000 or more except in the ordinary course of business and consistent with past practice;

          (r) payment, discharge or satisfaction of any liabilities of the Company or its Subsidiary in excess of $5,000 other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the 1995 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since February 28, 1995;

          (s) agreement or commitment by the Company or its Subsidiary to do any of the foregoing;

          (t) other event or condition of any character which in any one case or in the aggregate has materially adversely affected, or any event or condition known to Sellers which it is reasonable to expect will, in any one case or in the aggregate, materially adversely affect the Company's or its Subsidiary's relationships with its customers and the Company's or its Subsidiary's obtaining of renewals of contracts and new contracts with its customers; or

          (u) personnel changes of the Company or its Subsidiary, except as disclosed on Schedule 4.4 hereto.

          IV.5 CAPITAL STOCK. The authorized capital stock of the Company consists of 200,000 shares of common stock, $5.00 par value per share, of which 49,512 shares are issued and outstanding and are owned of record and beneficially by Sellers, as set forth on Exhibit A hereto, free and clear of all Encumbrances. All such outstanding shares are, from the date hereof through the Closing Date, will be, validly issued and outstanding, fully paid and non-assessable. The authorized capital stock of the Subsidiary consists of 10,000 shares of common stock, no par value per share, of which 5,000 shares are issued and outstanding and are owned of record and beneficially by the Company, free and clear of all Encumbrances. All such outstanding shares of the Subsidiary are, and from the date hereof through the Closing Date, will be, validly issued and outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company or its Subsidiary, other than as contemplated by this Agreement.

          IV.6 TITLE TO ASSETS. The Company and its Subsidiary have good title to, or valid leasehold interests in, all assets and properties purported to be owned, operated or leased by each of them, or used in the operation of each of their business, free and clear of all Encumbrances, except for minor Encumbrances which in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of the Company's or its Subsidiary's business. The Company and its Subsidiary have performed in all material respects all the obligations required to be performed by it with respect to all assets leased by it through the date hereof. The Facilities include all real property and related facilities used in the conduct of the Company's or its Subsidiary's business as presently conducted. The Company and its Subsidiary enjoy peaceful and undisturbed possession of all Facilities. The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Company or its Subsidiary at the Facilities are adequately insured and have no known material defects, normal wear and tear excepted. None of such improvements, equipment and other assets is subject to any commitment or other arrangement for its sale or use by any affiliate of the Company or third parties except for any lien or ownership rights of the landlord at each of the Facilities pursuant to the provisions of the lease of the applicable Facility. The assets reflected on the December Balance Sheet or acquired after the December Balance Sheet Date are valued on the Company's and its Subsidiary's books at or below the Company's or its Subsidiary's actual cost less an adequate and proper depreciation charge. The Company and its Subsidiary have not depreciated any of their assets on an accelerated basis (or in any other manner) inconsistent with applicable Internal Revenue Service guidelines, if any.

          IV.7 CONDITION OF TANGIBLE ASSETS. The Facilities and Fixtures and Equipment are in good operating condition and repair (except for ordinary wear and tear), are sufficient for the operation of the Company's and its Subsidiary's business as presently conducted and, to Seller's knowledge, are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect.

          IV.8 CONTRACTS AND COMMITMENTS. The Company and its Subsidiary are not a party to (or, in the case of clause (e) below, the holder of) any written or oral:

          (a) commitment, contract, note, loan, evidence of indebtedness, purchase order or letter of credit involving any obligation or liability on the part of the Company or its Subsidiary of more than $50,000 (and not more than $100,000 in the aggregate for related instruments) and not cancelable (without further liability) on not more than 30 days' notice.

          (b) lease of real property (the Disclosure Schedule indicates with respect to each lease listed on the Disclosure Schedule the term, annual rent, renewal options and number of square feet leased);

          (c) lease of personal property involving any annual expense in excess of $8,000 and not cancelable without further liability within 30 days (the Disclosure Schedule indicates with respect to each lease listed on the Disclosure Schedule a general description of the leased items, term, annual rent and renewal options);

          (d) contracts and commitments not otherwise described above or listed in the Disclosure Schedule (including purchase orders, franchise agreements and undertakings or commitments to any Governmental Entity) relating to the business of the Company or its Subsidiary, and which materially affect the Company's or its Subsidiary's business and which are not entered into in the ordinary course of business;

          (e) material governmental or regulatory licenses or permits required to conduct the business of the Company or its Subsidiary as presently conducted;

          (f) contracts or agreements containing covenants limiting the freedom of the Company or its Subsidiary to engage in any line of business or compete with any person;

          (g) employment contracts, including without limitation, contracts to employ executive officers and other contracts with officers or directors of the Company or its Subsidiary; or

          (h) Tax sharing or similar agreements.

          The Company and its Subsidiary are not, in any material respect, (and, to the best knowledge of Sellers, no other party is, in any material respect) in breach or violation of, or default under, any of the Contracts or other instruments, obligations, evidences of indebtedness or commitments described in
(a)-(h) above. All of the Company's and its Subsidiary's outstanding Contracts with its customers are listed in the Disclosure Schedule (together with a notation as to whether such customer has renewed such Contract for the period following the period covered thereby).

          IV.9 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement, the Agency Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Articles of Incorporation or By-laws of the Company or its Subsidiary, (b) a breach of, or a default under, any term or provision of any material contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which the Company, its Subsidiary or any Seller is a party or by which the Company, its Subsidiary or any Seller or any of their assets are bound, or affected, (c) a violation by the Company, its Subsidiary or any Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to the Company, its Subsidiary or Sellers or (d) an imposition of any Encumbrance, restriction or charge on the business of the Company or its Subsidiary, or on any of its assets, other than resulting from a contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which the Buyer or an affiliate is a party or by which either, or its assets are bound.

          IV.10 RESTRICTIVE DOCUMENTS. Neither the Company nor its Subsidiary nor Sellers are subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract or instrument, or to any order, judgment or decree in which such entity is named, (A) which, when taken as a whole, materially adversely affects the business, operations or financial condition of the Company or its Subsidiary or any of their assets or property, or which, when taken as whole, would have a materially adverse effect on (i) the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby or thereby or (ii) the continued operation of the Company's and its Subsidiary's business after the date hereof or the Closing Date on substantially the same basis as heretofore operated or (B) which materially restricts the ability of the Company or its Subsidiary to acquire any property or conduct business in any area.

          IV.11 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, or any other person or entity, is required to be made or obtained by the Company, its Subsidiary or Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          IV.12 FINANCIAL STATEMENTS. The Company and its Subsidiary have heretofore delivered to Buyer or its representatives the 1993 Financial Statements, the 1994 Financial Statements and the 1995 Financial Statements and the December Financial Statements and will deliver to Buyer any interim unaudited financial statements of the Company and its Subsidiary prepared prior to the Closing Date. The 1993 Financial Statements, the 1994 Financial Statements, the 1995 Financial Statements and the December Financial Statements are referred to herein collectively as the "Financial Statements." The Financial Statements are complete, are in accordance with the Books and Records and present fairly the assets, liabilities and financial condition, results of operations and cash flows (except the December Financial Statements which do not include a statement of cash flows) indicated thereby as of each date and for the period covered thereby in conformity with generally accepted accounting principles consistently applied subject in the case of any such interim statements to the absence of footnotes and to normal year end adjustments which in the aggregate are not material.

          IV.13 LITIGATION. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for Personnel), arbitral action or investigation (collectively, "Actions") pending or, to the knowledge of Sellers, threatened or anticipated against, relating to or affecting (i) the Company and its Subsidiary, or each of their business, activities, properties or assets,
(ii) any benefit plan for Personnel or any fiduciary or administrator thereof or
(iii) the transactions contemplated by this Agreement. Neither the Company nor its Subsidiary are in default with respect to any judgment, order, writ, injunction or decree of any court or Governmental Entity, and there are no unsatisfied judgments against the Company or its Subsidiary, or their business, activities, properties or assets.

          IV.14 LABOR MATTERS. Neither the Company nor its Subsidiary are a party to any labor agreement with respect to their employees with any labor organization, group or association. Within the last five years, the Company and its Subsidiary have not experienced any attempt by organized labor or its representatives to make the Company and its Subsidiary conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company or its Subsidiary. The Company and its Subsidiary are in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or its Subsidiary pending before the National Labor Relations Board or any other Governmental Entity arising out of the Company's or its Subsidiary's activities, and Sellers have no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the Sellers' knowledge, threatened against the Company or its Subsidiary, nor is any grievance currently being asserted; and the Company and its Subsidiary have not experienced a work stoppage or other labor difficulty.

          IV.15 LIABILITIES. The Company and its Subsidiary have no liabilities or obligations (absolute, accrued, contingent, direct or indirect, known or unknown, matured or unmatured, or otherwise) except (i) liabilities which are reflected or reserved for or are disclosed on the December Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the December Balance Sheet Date, and (iii) liabilities arising under Contracts, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule or which are of the type described in Section 4.8 but which because of the dollar amount or other qualifications are not required to be listed in the Disclosure Schedule.

          IV.16 COMPLIANCE WITH LAW. The Company and its Subsidiary, and the conduct of each of their businesses are in compliance in all material respects with all applicable laws, statutes, ordinances and regulations, whether federal, state or local and whether foreign or domestic. The Company and its Subsidiary have not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations, orders, ordinances or other laws.

          IV.17 NO BROKERS. None of the Company, its Subsidiary, any affiliate of the Company or its Subsidiary or Sellers have entered into or will enter into any Contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          IV.18 NO OTHER AGREEMENTS TO SELL THE COMPANY STOCK. Sellers have no legal obligation, absolute or contingent, to any person or entity other than Buyer to sell the Company Stock, or to enter into any agreement with respect thereto. Sellers agree that their consent to this Agreement terminates any and all rights pursuant to any prior agreement relating to or in connection with the EJL Stock, including, but not limited to, any rights of first refusal, rights of second refusal, rights or options to purchase EJL Stock or rights to receive EJL Stock as compensation.

          IV.19 PROPRIETARY RIGHTS. All of the Company's and its Subsidiary's
(i) registrations of trademarks and of other marks, trade names or other trade rights, (ii) pending applications for any such registrations, (iii) rights in or to patents and copyrights and all pending applications therefor, (iv) rights to all other trademarks and other marks, trade names and other trade rights and (v) all other trade secrets, designs, plans, specifications, technology, know-how, methods, designs, concepts and other proprietary rights, whether or not registered (all of the items in the preceding clauses (i) through (v) collectively, "Proprietary Rights"), used in and material to the conduct of the Company's and its Subsidiary's business are listed in the Disclosure Schedule except with respect to the preceding clause (v). The Company and its Subsidiary are the sole owner of, and have the exclusive right to use, the Proprietary Rights held by each of them, without any Encumbrances, and no person or entity has a right to receive a royalty or similar payment in respect of any Proprietary Rights, whether pursuant to any contractual arrangements entered into by the Company, its Subsidiary or otherwise. The Company and its Subsidiary have no licenses granted by or to it and no other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights. To Sellers' knowledge, none of such Proprietary Rights, nor the Company's or its Subsidiary's use thereof, infringe or otherwise violate the rights of any third party. No proceedings have been instituted against or notices received by the Company or its Subsidiary that are presently outstanding alleging that the Company's or its Subsidiary's use of the Proprietary Rights infringes or otherwise violates any rights of a third party. The Company and its Subsidiary are not aware of any infringement or violation of the Company's or its Subsidiary's rights in or to the Proprietary Rights by any third party. No claim has been asserted that is presently outstanding, nor, to Sellers' knowledge, has any claim been threatened, by any person with respect to the ownership, validity, license or use of, or any infringement resulting from, any of the Proprietary Rights used by the Company or its Subsidiary or the production, provision or sale of any services or products by the Company and its Subsidiary and, to Sellers' knowledge, there is no basis for any such claim. The Company and its Subsidiary have the right to produce, provide and sell the services and products produced, provided and sold by each of them and to conduct each of their business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No shareholder, officer, director or employee of the Company or its Subsidiary owns or has any interest in any Proprietary Rights or any trade secret, invention or process, if any, used by the Company or its Subsidiary in connection with its business.

          IV.20 EMPLOYEE BENEFIT PLANS.

          (a) PLANS; ERISA AFFILIATES. The Company and its Subsidiary do not now have or participate in and since the December Balance Sheet Date have not participated in, or directly or indirectly contributed to, any Employee Plans. The Company and its Subsidiary do not have and have never had any ERISA Affiliates except each other.

          (b) DEFINITIONS. The following terms, when used in this Section 4.20, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

          (1) BENEFIT ARRANGEMENT. "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or its Subsidiary or an ERISA Affiliate or under which the Company, its Subsidiary or an ERISA Affiliate may incur any liability, and (C) covers any employee or former employee of the Company or its Subsidiary or any ERISA Affiliate (with respect to their relationship with such entities).

          (2) EMPLOYEE PLANS. "Employee Plans" shall mean all Multiemployer Plans, Pension Plans and Welfare Plans.

          (3) ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (4) ERISA AFFILIATE. "ERISA Affiliate" shall mean any entity, whether or not incorporated, which is (or at any relevant time was) a member of a "controlled group of corporations" with the Company or its Subsidiary within the meaning of Section 414(b) of the Code or under "common control" with the Company or its Subsidiary as defined in Section 414(c) of the Code.

          (5) MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001 (a)(3) of ERISA, (A) which the Company, its Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, its Subsidiary or any ERISA Affiliate may incur any liability.

          (6) PENSION PLAN. "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan which the Company, its Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, its Subsidiary or any ERISA Affiliate may incur any liability.

          (7) WELFARE PLAN. "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which the Company, its Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, its subsidiary or any ERISA Affiliate may incur liability.

          (c) DISCLOSURE; DELIVERY OF PLAN DOCUMENTS AND OTHER INFORMATION. A true and complete copy of each of the Employee Plans maintained by the Company or its Subsidiary or any ERISA Affiliate set forth on the Disclosure Schedule (the "Plans") and any trust instruments, insurance, group annuity and other contracts pertaining thereto has been delivered or made available by the Company or its Subsidiary to Buyer, together with (i) all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the employees of the Company or its Subsidiary, (ii) a complete description of age, salary, service and related data as of February 1, 1996 for employees of the Company and its Subsidiary and any ERISA Affiliate, and (iii) a description setting forth the amount of any liability of the Company and its Subsidiary and any ERISA Affiliate as of the Closing Date for payments more than thirty days past due with respect to the Plans.

          (d) COMPLIANCE.

          (i) Each Plan which is intended to comply with Section 401(a) of the Code and each trust related thereto is qualified and exempt within the meaning of Sections 401 and 501 of the Code, respectively, and a determination letter has been received from the Internal Revenue Service with respect to each such Plan stating that such Plan (and its related trust, if applicable) are qualified and exempt within the meaning of Sections 401 and 501 of the Code, respectively, and a copy of each such determination letter has been furnished to Buyer. There has been (i) no change in any of the documents delivered to Buyer under which each Plan is maintained and (ii) no change, since each Plan's most recent valuation date, in the operation of the Plan which could be expected to adversely affect or alter the tax status of, or materially increase the cost of maintaining, any such Plan.

          (ii) With respect to the Plans, the reporting and disclosure requirements of ERISA and the Code, as applicable, and the group health plan continuation coverage requirements of Sections 162(k) and 4980B of the Code and
Part 6 of Title I of ERISA, have been fulfilled in all material respects and the Company or its Subsidiary has furnished to Buyer copies of the most annual filings with the Internal Revenue Service and the Department of Labor or other applicable Governmental Authority.

          (iii) Each Plan has been maintained in all material respects in compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plan, including but not limited to the provisions of ERISA and the Code.

          (iv) Neither the Company, its Subsidiary, any ERISA Affiliate, the Plans, any of the trusts created thereunder, nor any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA or otherwise taken or failed to take any action which could subject the Plans, the Company, any of the trusts created thereunder or any trustee or administrator thereof, or any party dealing with such Plans or trusts, to a material Tax, penalty or other Liability resulting from any prohibited transactions under Section 409 or 502 of ERISA or Section 4975 of the Code or otherwise, and neither the Company, any Plan, any ERISA Affiliate, any trust created thereunder nor any other fiduciary (within the meaning of Section 3(21) of ERISA) of any Plan or its attendant trust has breached its fiduciary duties under Title I of ERISA in a manner which could result in a direct or indirect liability to Seller or the trustee, administrator or other fiduciary of any Plan.

          (v) Neither the Company, its Subsidiary, nor any other "trade or business (whether or not incorporated) which is under common control" (as such term is defined in Section 4001 of ERISA and the regulations promulgated thereunder) with the Company or its Subsidiary has ever (i) terminated a Plan subject to Title IV of ERISA or (ii) contributed to any Multiemployer Plan, and neither the Company, its Subsidiary, nor any such "trade or business" has effected either a "complete withdrawal" or a "partial withdrawal," as those terms are defined in Sections 4203 and 4205, respectively, of ERISA, from any such Multiemployer Plan.

          (e) TERMINATION. Except as set forth on the Disclosure Schedule, no contracts guarantee that the employment of any persons presently employed or retained by the Company or its Subsidiary is not terminable at will.

          (f) DEDUCTIBILITY OF PAYMENTS. There is no Benefit Arrangement covering any employee or former employee of the Company or its Subsidiary (with respect to their relationship with such entity) that, individually or collectively, provides for contributions as payments by the Company or its Subsidiary to such Benefit Arrangement or to any employee or former employee of any material amount (i) that is not deductible under Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code.

          (g) LITIGATION. Neither the Company nor its Subsidiary is a party to any litigation relating to or seeking benefits under any of the Plans.

          (h) NO AMENDMENTS. The Company does not have any announced plan or legally binding commitment to create any Employee Plans which are intended to cover employees or former employees of the Company or to amend or modify any Plan.

          (i) NO OTHER MATERIAL LIABILITY. To Sellers' best knowledge, no event has occurred in connection with which the Company or its Subsidiary, directly or indirectly, could reasonably be expected to result in any material liability (i) under any statute, regulation or governmental order relating to the Plans or
(ii) pursuant to any obligation of the Company or its Subsidiary to indemnify any person against liability incurred under, any such statue, regulation or order as they relate to the Plans.

          IV.21 TRANSACTIONS WITH CERTAIN PERSONS. None of Sellers or any officer or director of the Company or its Subsidiary or, to Sellers' knowledge, any Personnel or any member of any such person's immediate family, is presently a party to any material transaction with the Company or its Subsidiary relating to the Company's or its Subsidiary's business, including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or
(iii) otherwise requiring payments to (other than for services as officers, directors or employees of the Company or its Subsidiary) any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

          IV.22 TAX MATTERS.

          (a) The Company and its Subsidiary, including any predecessor of the Company or its Subsidiary, have duly and timely filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports ("Tax Returns"). All such Tax Returns were correct and complete in all material respects. The Company and its Subsidiary have paid in full all Taxes (whether or not shown on a Tax Return) required to be paid by the Company or its Subsidiary before such payment became delinquent. The Company and its Subsidiary have made adequate provision in conformity with generally accepted accounting principles consistently applied, for the payment of all accrued Taxes not yet payable. All Taxes which the Company or its Subsidiary has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

          (b) The federal income tax returns of the Company and its Subsidiary have not been examined by the Internal Revenue Service for any period in the last five (5) years. The Sellers have received no notice that any issue has been raised by the Internal Revenue Service in respect of any such returns. There are no ongoing audits, inquiries, investigations or examinations relating to the Company's or its Subsidiary's Tax Returns pending or, to Sellers' knowledge, threatened by any Governmental Entity, and there are no claims which have been asserted relating to any of the Company's or its Subsidiary's Tax Returns filed for any year which if determined adversely would result in the assertion by any Governmental Entity of any Tax deficiency against the Company or its Subsidiary. There have been no waivers or extensions of statutes of limitations executed by the Company or its Subsidiary or by Sellers affecting any liability for Taxes owed by the Company or its Subsidiary.

          (c) Neither the Company nor its Subsidiary has filed a statement under
Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of the Company's or its Subsidiary's assets or property and no property of the Company or its Subsidiary is property which Buyer, the Company or its Subsidiary is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. Neither the Company nor its Subsidiary has been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(C)(1)(A)(ii). Neither the Company nor its Subsidiary has made a disclosure on a Tax Return pursuant to Code Section 6662(d)(2)(B)(ii) and the Regulations thereunder. Neither the Company nor its Subsidiary has ever been a member of an affiliated, consolidated, combined or unitary group of corporations for tax purposes.

          (d) Neither the Company nor its Subsidiary has ever filed a consolidated tax return pursuant to Sections 1501, 1502 and 1504 of the Code, other than with such other entity. No power of attorney has been granted by the Company or its Subsidiary with respect to any matter relating to any Taxes or Tax Returns of the Company or its Subsidiary which is currently in force. Neither the Company nor its Subsidiary has participated in or cooperated with an international boycott within the meaning of Code Section 999. Neither the Company nor its Subsidiary are required to include in income any adjustment pursuant to Code Section 481(a) by reason of a change in accounting method. The Company and its Subsidiary have not made any payments, nor are they obligated to make any payments or are a party to any agreement that could obligate them to make any payments that will not be deductible under Section 380G of the Code (or any corresponding provision of any state, local or foreign Income Tax law).

          (e) Sellers shall be responsible for, and shall indemnify Buyer against, all Taxes, interest and penalties imposed on the Company or its Subsidiary relating to taxable periods ending on or before the Closing Date (including without limitation all Taxes referred to in the Disclosure Schedule as possible of assessment for taxable periods prior to the Closing Date) to the extent such Taxes were not reserved for on the Closing Balance Sheet.

          (f) Schedule 4.22(f) of the Disclosure Schedule contains a listing of each of the Company's and its Subsidiary's assets, if any, with respect to which the tax basis differs from the book basis for financial reporting purposes, and the amount of such tax basis.

          (g) Except as disclosed on the Disclosure Schedule, the Company and its Subsidiary have complied, in all material respects, with all applicable federal, state and local withholding and payroll tax provisions.

          IV.23 INSURANCE. The Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, workers' compensation and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company and its Subsidiary on its business, property or Personnel. All of such policies are sufficient for compliance with all requirements of law except where failure would not have a material adverse effect on the financial condition, assets, liabilities, or business of the Company or its Subsidiary, and of all Contracts to which the Company or its Subsidiary is a party. Neither the Company nor its Subsidiary are in default with respect to payment or any other matter under any of such policies or binders. Neither the Company nor its Subsidiary has failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. To Sellers' knowledge, there are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders other than in the ordinary course. Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company and its Subsidiary through the Closing Date.

          IV.24 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. All of the Contracts, commitments and orders set forth in Section 4.8(a) of the Disclosure Schedule were made in the ordinary course of the Company's or its Subsidiary's business and at prices and on terms which are consistent with the Company's and its Subsidiary's past practices. As of the date of this Agreement, no customer of the Company or its Subsidiary has requested that services to be performed by the Company or its Subsidiary under any Contract be delayed for any material period of time.

          IV.25 PAYMENTS. Neither the Company, its Subsidiary nor Sellers have, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or its Subsidiary, which Sellers know or have reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company or its Subsidiary has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          IV.26 CUSTOMERS. The Disclosure Schedule contains a complete and accurate list of (i) the ten largest customers of the Company and its Subsidiary (on a consolidated basis) in terms of fees during the Company's and its Subsidiary's fiscal year ended February 28, 1995, showing the approximate total commissions and fees earned by the Company and its Subsidiary from each such customer during the period from March 1, 1995 through December 31, 1995, net of refunds accrued on a GAAP basis. Since December 31, 1995, there has been no Material Adverse Change in the business relationship of the Company or its Subsidiary with any such customer or supplier named in the Disclosure Schedule.

     IV.27 COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY. There are no toxic wastes or other toxic or hazardous substances or materials being stored or otherwise held in or on any of the Facilities, or which have migrated from the Facilities, whether contained in ambient air, surface water, groundwater, land surface or subsurface strata. The Facilities have been maintained in compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses and regulations, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 ET SEQ.), Resource Conservation & Recovery Act (42 U.S.C. ss.6901 ET SEQ.), Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss. 201, 300f), Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 ET SEQ.) ("CERCLA"), and similar state laws. The Company or its Subsidiary has not disposed or arranged (by contract, agreement or otherwise), within the meaning of Section 107(a)(3) of CERCLA, for the disposal of any material or substance that was generated or used by the Company or its Subsidiary at any off-site location that has been or is listed or proposed for inclusion on the National Priority List promulgated pursuant to CERCLA or any list promulgated by any Governmental Entity for the purpose of identifying sites which pose an imminent danger to health and safety. Sellers have delivered or made available to Buyer and its representative true and complete copies of all environmental studies, reports and analyses made or prepared, in the last five years relating to the Company, its Subsidiary or the each of their assets of which Sellers have possession.

          IV.28 VACATION TIME, BONUSES, ETC. The Disclosure Schedule sets forth the method for accruing vacation pay used by the Company and its Subsidiary on each of their Books and Records. Except as set forth on the Disclosure Schedule, at the December Balance Sheet Date there were, at the date hereof there are and on the Closing Date there will be, no bonuses, profit sharing, incentives, commissions or other compensation of any kind with respect to work done prior to the December Balance Sheet Date, the date hereof or the Closing Date, respectively, due to present or former employees of the Company or its Subsidiary not fully paid prior to such applicable date (other than accrued payroll charges in the ordinary course of business for the pay period during which this Agreement is executed or the Closing occurs, all of which will be accrued on the Closing Balance Sheet) or, with respect to compensation for work done prior to the December Balance Sheet Date, not fully accrued on the December Balance Sheet. Total bonuses, profit sharing and incentives paid or to be paid by the Company for the Company's past two fiscal years are $0 and $199,000 in the aggregate, respectively, for the persons and in the amounts set forth on the Disclosure Schedule. Total bonuses, profit sharing and incentives paid or to be paid by the Subsidiary for the Subsidiary's past two fiscal years are $0 and $0 in the aggregate, respectively, for the persons and in the amounts set forth on the Disclosure Schedule. All such amounts have been accrued on the December Balance Sheet for purposes of determining Net Worth.

          IV.29 COMPENSATION. The Disclosure Schedule lists the names, title or job description, and total annual compensation (including, as separately set forth figures, any bonuses paid, accrued, or granted through the December Balance Sheet Date, any bonuses paid, accrued or granted, or to be paid, accrued, granted or earned, from the December Balance Sheet Date to the date hereof, and any bonuses attributable to the period of time prior to the date hereof but to be paid, accrued or granted thereafter) of all employees, officers and directors of the Company and its Subsidiary who, as of the date hereof, are or will be entitled to receive compensation from the Company or its Subsidiary.

          IV.30 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by Sellers in any document, exhibit, certificate or schedule furnished to Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to Buyer hereunder are true and complete copies of the originals thereof in all material respects. The representations and warranties contained in this Article IV shall not be affected or deemed waived by reason of the fact that Buyer or its Representatives did not know but should have known that any such representation or warranty is or might be inaccurate in any respect or by any investigation by Buyer or its Representatives.

          IV.31 BOOKS AND RECORDS. Neither the Company nor its Subsidiary has any of its records, systems, controls, data or information, recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or its Subsidiary.

          IV.32 BANK ACCOUNTS; POWERS OF ATTORNEY. Set forth on the Disclosure Statement is a list of each bank in which the Company or its Subsidiary maintains an account or safe deposit box, the corresponding number of each such account or safe deposit box and the names of all persons holding check-signing or withdrawal powers or other authority with respect thereto. Also set forth on the Disclosure Schedule are the names of any persons holding powers of attorney from the Company or its Subsidiary and a summary statement of the terms thereof.

          IV.33 ACCOUNTS RECEIVABLE. All of the accounts receivable of the Company and its Subsidiary are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on its books. All such receivables reflected on the Closing Balance Sheet will be collected in full in accordance with their terms, net of the reserve shown on the Closing Balance Sheet, without being subject to any recoupments, set-offs or counterclaims. No accounts have been written off since the December Balance Sheet Date other than write-downs or write-offs in the ordinary course.

          IV.34 FULL DISCLOSURE. None of the statements made in this Agreement, in the Private Placement Memorandum, the Financial Statements, nor any other written statements furnished by the Company or its Subsidiary in connection with the transaction contemplated herein, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make statements contained herein or therein not misleading.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows:

          V.1 ORGANIZATION OF BUYER. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where failure to be so qualified would have a material adverse effect on Buyer.

          V.2 AUTHORIZATION. Buyer has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement to consummate the transactions contemplated hereby and to perform its obligations hereunder. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally).

          V.3 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby or thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or By-laws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or by which Buyer or any of its assets are bound, or affected, (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to Buyer or (d) an imposition of any Encumbrance, restriction or charge on the business of Buyer or on any of its assets.

          V.4 CONSENTS AND APPROVALS. Except as set forth on Exhibit G attached hereto, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity, or any other person is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          V.5 ISSUANCE OF SHARES. Upon the issuance of the Initial Shares as provided herein, the Initial Shares will be duly and validly issued, fully paid and non-assessable. Based on the Initial Stock Price, as of the Closing Date, Buyer shall have duly authorized and reserved for issuance a sufficient number of shares of Common Stock for issuance of the Additional Shares, and such shares when issued as provided herein will be duly and validly issued, fully paid and non-assessable.

          V.6 NO BROKERS. Neither Buyer nor any affiliate of Buyer has entered into or will enter into any Contract, agreement, arrangement or understanding with any person or firm which will result in the obligation of Seller to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          V.7 FULL DISCLOSURE. Neither Buyer's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 or Buyer's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 or September 30, 1995 (the "Buyer's SEC Documents") contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Buyer's Current Reports on Form 8-K filed with the SEC, Buyer has not suffered any material adverse change in its business, operations, assets or financial condition since the date of the financial statements contained in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994. None of the statements made in this Agreement, the Private Placement Memorandum, nor any other written statements furnished by the Buyer in connection with the transaction contemplated herein, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make statements contained herein or therein not misleading.

          V.8 INVESTMENT REPRESENTATIONS. Buyer is acquiring the Company Stock for its own account for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof. Buyer understands and acknowledges that the Company Stock is not registered under the Securities Act and will not be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or any successor rule under the Securities Act, (iii) pursuant to a no-action letter issued by the SEC to the effect that a proposed transfer of the Company Stock may be made without registration under the Securities Act or (iv) upon an opinion of counsel knowledgeable in securities law matters to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws. The Company Stock is being acquired under this Agreement by Buyer in good faith solely for its own account, for investment and not with a new toward resale or distribution within the meaning of the Act; and such Company Stock will not be offered for sale, sold or otherwise transferred without either registration or exemption from registration under the Act. Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of Buyer's investment in the Company Stock; and Buyer understands and is able to bear any economic risks associated with such investment (including the necessity of holding such Company Stock for an indefinite period of time, inasmuch as such Company Stock has not been registered under the Act).

          V.9 FINANCIAL STATEMENTS. The audited financial statements of Buyer as at and for the year ended December 31, 1994 contained in Buyer's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994 are complete, are in accordance with the books and records of Buyer and present fairly the assets, liabilities and financial condition, results of operations and cash flows indicated thereby as of December 31, 1994 and for the period covered thereby in conformity with generally accepted accounting principles consistently applied.

          V.10 FINANCING. Buyer has delivered to Sellers' Representative copies of financing commitments received by Buyer necessary in order to consummate the purchase.

          V.11 PRIVATE OFFERING. Buyer has not offered any of the Shares or any similar security of Buyer for sale to, or solicited offers to buy any thereof from any prospective purchaser, other than Sellers. Buyer has not engaged in any conduct or entered into any agreements or understandings so as to subject the transactions contemplated by this Agreement to the registration provisions of
Section 5 of the Securities Act or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable state.

                                   ARTICLE VI
                         COVENANTS OF SELLERS AND BUYER

          Sellers, on the one hand, and Buyer, on the other hand, covenant with each other as follows:

          VI.1 MAINTENANCE OF BUSINESS PRIOR TO CLOSING. During the period from the date hereof through the Closing Date, Sellers shall cause the Company and its Subsidiary (a) to continue to carry on its business in the ordinary course and in accordance with past practice and not to take any action inconsistent therewith or with the consummation of the Closing, (b) to make timely payments of accounts payable and other obligations and liabilities of the Company and its Subsidiary in accordance with past practice and (c) to use its reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with suppliers, distributors, customers, agents and others having a business relationship with it.

          VI.2 INVESTIGATION BY BUYER. During the period from the date hereof through the Closing Date, Sellers shall cause the Company and its Subsidiary to allow Buyer at its own expense during regular business hours and upon reasonable notice, through Buyer's employees, agents and Representatives, to make such inspection of the Company's and its Subsidiary's business, properties, plants, books and records (including Tax Returns, elections and records), and to conduct such examination (including an examination of the work papers of any independent public accountant) of the condition (financial or otherwise) of the Company and its Subsidiary as Buyer, in its sole discretion, deems necessary or advisable to familiarize itself with such business, properties, plants, books, records, condition and other matters and to verify the representations of Sellers hereunder. Sellers shall cause the Company and its Subsidiary to allow Buyer to have full access to each of the officers, employees and agents of the Company and its Subsidiary and, after consultation with and consent from the president of the Company or the president of the Subsidiary, as appropriate, customers and other third parties having business dealings with the Company or its Subsidiary.

          VI.3 CONSENTS AND BEST EFFORTS. As soon as practicable, Sellers and Buyer will commence all reasonable action required hereunder to obtain all applicable consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of the Company Stock by a date early enough to allow the sale hereunder to be consummated by the Closing Date. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its reasonable best efforts to take or cause to be taken all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

          VI.4 CERTAIN PROHIBITED TRANSACTIONS. During the period from the date hereof through the Closing Date, Sellers shall not permit the Company or its Subsidiary to, without the prior written approval of Buyer:

          (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice;

          (b) issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities;

          (c) pay or incur any obligation to pay any dividend on its capital stock or make or incur any obligation to make any distribution or redemption with respect to capital stock;

          (d) make any change to its Articles of Incorporation or By-laws;

          (e) mortgage, pledge or otherwise encumber any of its properties or assets, sell, transfer or otherwise dispose of any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

          (f) make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation (including entering into any capitalized leases), except in the ordinary course of business and consistent with past practice;

          (g) except as set forth in the Disclosure Schedule, enter into or terminate any material contract or agreement, or make any material change in any of its Leases and Contracts, other than in the ordinary course of business and consistent with past practice;

          (h) do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect; or

          (i) enter into any leases or commitments in respect of leases for cars or other vehicles.

          VI.5 NOTIFICATION OF CERTAIN MATTERS. During the period from the date hereof through the Closing Date, Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers' Representative, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of its representations or warranties made in or pursuant to this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Sellers or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Each party shall use all reasonable efforts to remedy any material failure on its part to satisfy any covenant, condition or agreement to be complied with or satisfied by it.

          VI.6 NO MERGERS, CONSOLIDATIONS, SALE OF STOCK, ETC. During the period from the date hereof through the Closing Date, Sellers shall not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negoti ations or agreements relating to the sale or exchange of Company Stock or the merger of the Company or its Subsidiary with, or any direct or indirect disposition of a significant amount of the Company's or its Subsidiary's assets or business to, any person other than Buyer or its affiliates or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction. In the event that Sellers receive an unsolicited offer for such a transaction or obtain information that such an offer is likely to be made, Sellers will provide Buyer with notice thereof as soon as practicable after receipt, including the identity of the prospective purchaser or soliciting party.

          VI.7 FINANCIAL CERTIFICATIONS. Sellers agree to provide, promptly and from time to time, such certifications regarding the Company's and its Subsidiary's financial information for any period prior to the Closing Date as Buyer or its independent public accountants may reasonably request in connection with any filings or reports Buyer is required to file with the SEC or any other governmental authority, whether as a result of the transactions contemplated hereby, pursuant to the Registration Rights Agreement or as required under Buyer's periodic reporting obligations under the Exchange Act.

          VI.8 FINANCIAL STATEMENTS.

          (a) Within sixty days after the Closing Date, Sellers agree to deliver to Buyer financial statements of the Company for (i) the eleven month period ended January 31, 1995, and (ii) the eleven month period ended January 31, 1996; together with the review report of Miller & Co. for each such period, all in compliance in all material respects with all SEC requirements for such financial statements to be included in a Current Report on Form 8-K or a registration statement on Form S-1 filed under the Securities Act. Concurrently with the delivery of the financial statements described in the preceding sentence, Sellers shall deliver to Buyer a management's discussion and analysis ("MDA") relating to such financial statements and relating to the Company's Financial Statements, each complying in all material respects with the requirements for an MDA to be contained in a registration statement on Form S-1 under the Securities Act.

          (b) Sellers hereby agree to execute and deliver to Miller & Co. and Arthur Andersen LLP from time to time such representation letters as may be reasonably required by such firms as a condition of their consent to the inclusion of the Financial Statements or any other financial statements audited or reviewed by them and referred to in the preceding paragraph in a registration statement or report filed with the SEC or as a condition to their furnishing any cold comfort letter with respect to any financial statements described in the preceding paragraph.

                                   ARTICLE VII
                       CONDITIONS TO SELLERS' OBLIGATIONS

          The obligations of Sellers to consummate the transactions provided for hereby are subject, in the discretion of Sellers' Representative, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          VII.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date (and such representations and warranties shall be deemed to be repeated by Buyer at and as of the Closing
Date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

          VII.2 CONSENTS. All consents, approvals and waivers from Governmental Entities and other parties necessary to permit Sellers to transfer the Company Stock to Buyer as contemplated hereby shall have been obtained.

          VII.3 NO GOVERNMENTAL PROCEEDINGS OR LITIGATION. No injunction, restraining order or other order of any Governmental Entity shall be in effect on the Closing date which restrains, prohibits or invalidates the transactions contemplated by this Agreement.

          VII.4 OPINION OF COUNSEL. Buyer shall have delivered to Sellers' Representative an opinion of Stroock & Stroock & Lavan, counsel to Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers' Representative, which opinion may be relied upon by any lender providing the financing to Buyer set forth in Section 8.11, to the effect that:

          (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (b) All corporate action by Buyer required in order to authorize the execution and delivery of this Agreement, the Shareholders' Agreement and the Registration Rights Agreement and the Note, when delivered, and the consummation of the transactions contemplated hereby has been duly and validly taken, and no approval of the stockholders of Buyer is required in connection therewith.

          (c) Each of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement has been duly executed and delivered by Buyer and is, and the Subordinated Note, upon execution and delivery thereof, will be a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) or other customary limitations reasonably satisfactory to Sellers' counsel.

          (d) The Initial Shares have been duly authorized and validly issued and are fully paid and non-assessable and the Additional Shares when issued in accordance with the terms of this Agreement will be duly authorized, validly issued and fully paid and non-assessable.

          (e) No authorization, consent, order, permit or approval of, or filing with, any Governmental Entity, or, to the knowledge of such counsel, any other person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Note, when duly executed and delivered, by Buyer or the consummation by Buyer of the transactions contemplated hereby or thereby, except as set forth in this Agreement or on Exhibit G attached hereto.

          (f) To such counsel's knowledge, the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement and the Note, when executed and delivered, by Buyer will not violate or result in a failure to comply in any material respect with any statute, law, ordinance, regulation, rule or order of any federal, state or local government or any other Governmental Entity, or any judgment, decree or order or any court, applicable to the business or operations of Buyer.

          (g) Neither the execution and delivery of this Agreement, the Shareholders' Agreement, the Registration Rights Agreement, or the Note, when duly executed and delivered, nor the consummation of the transactions contemplated hereby will (i) violate the Certificate of Incorporation or the By-laws of the Company, (ii) breach, or cause a default under, any terms or provision of any material contract or agreement known to counsel to which the Company is a party, or (iii) violate any judgment, decree, injunction, writ or order applicable to the Company known to counsel.

          In rendering such opinion, such counsel may rely (i) as to matters governed by the laws of jurisdictions other than states in which such counsel is admitted to practice, upon opinions of local counsel satisfactory to such counsel, and (ii) as to factual matters, upon certificates and assurances of public officials and officers of Buyer.

          VII.5 CORPORATE DOCUMENTS. Seller shall have received from Buyer resolutions adopted by the Board of Directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

          VII.6 REGISTRATION RIGHTS AGREEMENT. Buyer shall have entered into the Registration Rights Agreement.

          VII.7 EMPLOYMENT AGREEMENT. Buyer shall have entered into the Employment Agreements with Messrs. Laws, Coe, de Maio and Waterkotte.

          VII.8 CERTIFICATES. Buyer shall have furnished Seller with such certificates of Buyer's officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

          VII.9 SHAREHOLDERS' AGREEMENT. The Buyer and Messrs. Veru and Lois shall have executed and delivered the Shareholders' Agreement.


                                  ARTICLE VIII
                        CONDITIONS TO BUYER'S OBLIGATIONS

          The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          VIII.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers contained in or made pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date (and such representations and warranties shall be deemed to be repeated by Sellers at and as of the Closing Date), except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Sellers shall have performed in all material respects all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

          VIII.2 CONSENTS. All consents, approvals and waivers from third parties and Governmental Entities and other parties necessary to permit Sellers to transfer the Company Stock to Buyer as contemplated hereby shall have been obtained and copies thereof shall have been delivered by the Closing Date to Buyer or its Representatives.

          VIII.3 NO GOVERNMENTAL PROCEEDINGS OR LITIGATION. No injunction, restraining order or other order of any Governmental Entity shall be in effect on the Closing Date which restrains, prohibits or invalidates the transactions contemplated by this Agreement.

          VIII.4 EMPLOYMENT AGREEMENT. Messrs. Laws, Coe, de Maio and Waterkotte shall have entered into the Employment Agreements with Buyer.

          VIII.5 REGISTRATION RIGHTS AGREEMENT. The Sellers shall have entered into the Registration Rights Agreement.

          VIII.6 AGENCY AGREEMENT. Each of the Sellers shall have executed and delivered the Agency Agreement.

          VIII.7 SHAREHOLDERS' AGREEMENT. Messrs. Laws, Coe, de Maio and Waterkotte shall have executed and delivered the Shareholders' Agreement.

          VIII.8 OPINION OF COUNSEL. Sellers shall have delivered to Buyer an opinion of Brobeck, Phleger & Harrison, counsel to Sellers and to the Company, which opinion may be relied upon by any Lender providing the financing to Buyer set forth in Section 8.11, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and its Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and each of the Company and its Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where failure to be so qualified would have a material adverse effect on the Company or its Subsidiary.

          (b) Each of this Agreement, the Agency Agreement, the Shareholders' Agreement and the Registration Rights Agreements have been duly executed and delivered by Sellers and is a legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity) or other customary limitations reasonably satisfactory to Buyer's counsel.

          (c) The authorized capital stock of the Company consists of 200,000 shares of common stock, $5.00 par value per share, of which 49,512 shares are issued and outstanding, are owned of record and, to such counsel's best knowledge, beneficially by Sellers, free and clear of all Encumbrances. All such shares are validly issued and outstanding, fully paid and non-assessable. To such counsel's knowledge there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company. The authorized capital stock of the Subsidiary consists of 10,000 shares of common stock, no par value per share, of which 5,000 shares are issued and outstanding and are owned of record and, to such counsel's knowledge, beneficially by the Company, free and clear of all Encumbrances. All such shares are validly issued and outstanding, fully paid and non-assessable. To such counsel's knowledge there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Subsidiary.

          (d) Neither the execution and delivery of this Agreement, the Agency Agreement, the Shareholders' Agreement or the Registration Rights Agreement by Sellers nor the consummation of the transactions contemplated hereby will (i) violate the Articles of Incorporation or By-laws of the Company or its Subsidiary, (ii) breach, or cause a default under, any term or provision of any material contract or agreement known to counsel to which the Company or its Subsidiary is a party, or (iii) violate any judgment, decree, injunction, writ or order applicable to the Company or its Subsidiary, known to counsel.

          (e) No authorization, consent, order, permit or approval of, or filing with, any Governmental Entity, or, to the knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement by Sellers or the consummation by Sellers of the transactions contemplated hereby except as set forth in the Disclosure Schedule.

          (f) To such counsel's knowledge, the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement by Sellers will not violate or result in a failure to comply in any material respect with any statute, law, ordinance, regulation, rule or order of any federal, state or local government or any other Governmental Entity, or any judgment, decree or order of any court, applicable to the business or operations of the Company, its Subsidiary or the Sellers.

          (g) The documents to be delivered by Sellers on the Closing Date are sufficient to effect the transfer and assignment to Buyer of all right, title and interest to the Company Stock.

          In rendering such opinion, such counsel may rely (i) as to matters governed by the laws of jurisdictions other than states in which such counsel is admitted to practice, upon opinions of local counsel satisfactory to such counsel, and (ii) as to factual matters, upon certificates and assurances of public officials and officers of the Company and its Subsidiary.

          VIII.9 CERTIFICATES. Sellers shall have furnished Buyer with such certificates of the Company's and its Subsidiary's officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          VIII.10 MATERIAL CHANGES. Except as set forth on the Disclosure Schedule or as permitted hereby, since the December Balance Sheet Date, there shall not have been any material adverse change in the condition (financial or otherwise), assets, liabilities, reserves, business, properties, operations, employee relations, or customer, supplier or distributor relations of the Company or its Subsidiary.

          VIII.11 FINANCING. Buyer shall have obtained, on such terms as are reasonably acceptable to Buyer, bank financing in an amount not less than $3,888,000.


                                   ARTICLE IX
                      INVESTMENT REPRESENTATIONS OF SELLERS

          Each Seller hereby represents, warrants, acknowledges and agrees as follows:

          IX.1 INVESTMENT INTENT. Seller is acquiring the Shares for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of such Shares.

          IX.2 NO REGISTRATION UNDER FEDERAL OR STATE SECURITIES LAWS. The Seller acknowledges that the Shares have not been registered under the Securities Act, or the securities laws of any state by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Buyer's reliance on such exemptions is predicated on the accuracy and completeness of the Sellers' representations, warranties, acknowledgements and agreements herein. Accordingly, the Shares may not be offered, sold, transferred, pledged or otherwise disposed of by the Seller without an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel acceptable to the Buyer that the proposed transaction will be exempt from registration. The Seller acknowledges that the Buyer is not required to register the Shares under the Securities Act or any applicable state securities law or to make any exemption from registration available. The Seller acknowledges that to the extent the exemption from registration provided by Rule 144 under the Securities Act becomes available for the resale of the Shares, any such resales may be made only in accordance with the terms and conditions of that rule, including, among other things, the existence of a public market for the Shares, the availability of current public information about the Buyer, the resale occurring not less than two years after the Shares were purchased and paid for, the sale being effected in a specified manner and the number of Shares being sold not exceeding specified limitations.

          IX.3 RESTRICTIVE LEGEND AND STOP TRANSFER ORDER. The Seller acknowledges that the certificates representing the Shares will bear the following legend:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144A UNDER
              THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE,
              SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY."

and that Buyer reserves the right to place a stop order against the certificate representing the Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares or in the absence of an opinion of counsel to Buyer that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

          IX.4 INVESTMENT EXPERIENCE. The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of its investment in Buyer and of protecting its own interests in connection therewith.

          IX.5 ACCESS TO INFORMATION. At a reasonable time prior to the Closing Date, the Seller has had the opportunity to review all documents and information which the Seller has requested concerning its investment and Buyer, including, but not limited to, Buyer's Form 10-KSB for the year ended December 31, 1994, Buyer's Forms 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 and any other report or document filed by Buyer under the Exchange Act, and the Private Placement Memorandum. The Seller has had the opportunity to ask questions of Buyer's management, which questions were answered to its satisfaction. The Seller has relied only on the foregoing information in determining to make its investment in Buyer.

          IX.6 INVESTMENT RISKS. The Seller acknowledges that an investment in Buyer involves substantial risks. The Seller understands that there is no market for the Shares and that there is no assurance that a market will develop. The Seller is able to bear the economic risk of its investment for an indefinite period of time.

          IX.7 COMMISSIONS AND ADVERTISING. The Seller has not paid or given any commission or other remuneration in connection with the purchase of the Shares. The Seller has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation.


                                    ARTICLE X
                          ACTIONS BY SELLERS AND BUYER
                                AFTER THE CLOSING

          X.1 BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. Sellers may require certain financial information relating to the Company for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax Returns and other governmental reports, and Buyer agrees to furnish such information to Sellers at Sellers' request and expense.

          X.2 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties contained herein or in any certification or instrument delivered pursuant to this Agreement or the transactions contemplated hereby shall survive the execution and delivery hereof, the consummation of the transactions contemplated hereby and any investigation or audit made by any party hereto until July 1, 1997; PROVIDED, HOWEVER, that the representations and warranties contained in Sections 4.3, 4.5, 4.6, 4.20 and 4.22 hereof shall survive until the expiration of the applicable statutes of limitations with respect to the matters contained therein; and PROVIDED FURTHER that the representations and warranties contained in Section 4.27 hereof shall survive until January 1, 2001. All statements contained in the Disclosure Schedule or in any certificate delivered pursuant to the transactions contemplated hereby shall be deemed to be representations and warranties of Sellers or Buyer contained herein.

          X.3 INDEMNIFICATIONS.

          (a) BY SELLERS. The Sellers jointly and severally agree to indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, and its and their respective Representatives, and the Company and its Subsidiary from and against any and all costs, losses, liabilities, damages, lawsuits, deficiencies, claims, Taxes and expenses, except consequential damages ("Damages"), incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Company or its Subsidiary or the Sellers in or pursuant to this Agreement. The term "Damages" as used in this Section 10.3 is not limited to matters asserted by third parties against the Company or its Subsidiary or against Buyer, its affiliates, subsidiaries and their respective Representatives or against the Sellers, but includes Damages incurred or sustained by Sellers or by Buyer, its affiliates, subsidiaries and their respective Representatives or the Company or its Subsidiary in the absence of third party claims.

          (b) BY BUYER. Buyer shall indemnify, save and hold harmless Sellers and their Representatives from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any breach of any covenant or warranty, or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement; or (ii) subject to Sellers' obligations under
Section 10.3(a), any liability or obligation of the Company or its Subsidiary.

          (c) DEFENSE OF CLAIMS. If a claim for Damages is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnifica tion shall give written notice to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen days after the service of the citation or summons); PROVIDED, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If a tax audit is commenced or any tax is claimed for any period of the Company or its Subsidiary prior to the Closing Date, such tax audit or claim shall be treated as a lawsuit or enforcement action for purposes of this Section 10.3(c); PROVIDED, HOWEVER, that Sellers shall be solely responsible for all liabilities and expenses arising therefrom, including, without limitation, taxes, interest and penalties, except to the extent of any reserves in respect of such taxes shown on the Closing Balance Sheet.

          (d) BROKERS AND FINDERS. Pursuant to the provisions of this Section 10.3, each of Buyer and Sellers shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

          (e) Notwithstanding any of the provisions of this Section 10.3 or otherwise, neither Buyer nor Sellers shall make claims for money Damages hereunder unless and until the aggregate of such claims (in the case of the Sellers, collectively) exceeds $100,000 (the "Indemnification Threshold"); PROVIDED, HOWEVER, that (i) the aggregate amount payable to Buyer or Sellers hereunder with respect to Damages shall not exceed the Additional Purchase Price, (ii) the Indemnification Threshold shall not be applicable to Sections 10.3(d) and 10.3(f) and to claims by Buyer for Damages arising from a breach of any provisions of the following Sections: 4.3, 4.5, and 4.22 (and any claim arising from a breach of any provisions of any such Section shall not be taken into account for purposes of determining when the Indemnification Threshold has been met or for purposes of the following clause (iii)) and (iii) once the Indemnification Threshold has been met with respect to money Damages as to which the Indemnification Threshold is applicable, Buyer or Sellers shall be entitled to the full dollar amount of such Damages in excess of $100,000.

          (f) DUBAI ASSETS. Sellers agree to indemnify, save and hold harmless Buyer, its affiliates and subsidiaries, and their respective Representatives against any and all costs, losses (including, without limitation, diminution in value), liabilities, damage, lawsuits, deficiencies, claims, Taxes and expenses incurred in connection with or arising out of the business conducted by the Company or its Subsidiary in Dubai or the Dubai Assets.

          X.4 FURTHER ASSURANCES. Both before and after the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

          X.5 OFFSET. Any claim of Buyer arising pursuant to this Article X or any other provision of this Agreement shall be offset against the Additional Purchase Price. Buyer agrees that this right of offset shall be Buyer's exclusive remedy under this Agreement. Buyer shall give Sellers' Representative written notice within 15 days of the date of any scheduled Earn-Out payment of its intent to exercise its right of offset. Sellers' Representative shall notify Buyer in writing of any objection to the notice of Buyer's exercise of its right to offset within 30 days of receipt by Sellers' Representative of Buyer's written notice. Upon resolution of the dispute, Buyer shall pay to Sellers' Representative an amount equal to any amount found to be wrongfully offset by Buyer plus any interest accrued at the rate set forth in Section 2.10 on such amount owed to Sellers from the date of the scheduled Earn-Out payment to the date such amount is paid to Sellers' Representative.


                                   ARTICLE XI
                         RESOLUTION OF CERTAIN DISPUTES

          XI.1 ARBITRATION PROCEDURE. In the event that Buyer shall fail to comply with its material obligations under (x) Section 2.3 of this Agreement, or
(y) Sections 3 and 4 of the Registration Rights Agreement, in each case within the time periods specified therein, Sellers' Representative may give written notice to Buyer describing such failure to comply in reasonable specificity and demanding that such failure be remedied. If Buyer shall not remedy such failure within ten (10) days after receipt of such notice, Sellers' Representative may notify Buyer in writing of Sellers' Representative's election to submit to arbitration as provided in this paragraph the matter of Buyer's alleged failure to comply with its material obligations under such Section or Sections. At the time of such notice by Sellers' Representative, Sellers' Representative shall advise Buyer of the arbitrator selected by Sellers' Representative. Within fifteen (15) days after Sellers' Representative notifies Buyer of such election, Buyer shall select an arbitrator on its behalf, and give notice to Sellers' Representative of such selection. Each arbitrator shall be a disinterested party. If within fifteen (15) days after Sellers' Representative notifies Buyer of his election to arbitrate such dispute Buyer shall have failed to select an arbitrator, the second arbitrator shall be selected by the American Arbitration Association, upon the application of Sellers' Representative. A third arbitrator shall be selected by the American Arbitration Association. The parties shall instruct the arbitrators that (i) the arbitrators shall schedule hearings so that within thirty (30) days after the selection of the third arbitrator, Sellers' Representative and Buyer shall submit to the arbitrators all materials that they deem relevant to the determination of the matter in dispute and (ii) the arbitrators shall render their written decision and award to each party within forty-five (45) days after the appointment of the third arbitrator, and such decision shall be accompanied by a written statement of the reasons for the decision. In no event shall the arbitrators have any power to vary or modify any of the provisions of this Agreement. To the extent not inconsistent with the provisions of this Agreement, the arbitration shall be conducted in accordance with the rules and procedures of the American Arbitration Association, with the understanding that the parties intend to conclude the arbitration as rapidly as possible. The decision of the majority of arbitrators so selected shall be final and binding upon both Sellers and Buyer as to the matters determined. Unless the majority of the arbitrators decide otherwise, the expenses of the arbitrator selected by each party shall be borne by the party selecting such arbitrator, and the expenses of the third arbitrator shall be borne by both parties equally. Subject to the second preceding sentence, the provisions of this Article XI shall not be deemed to limit the availability to Sellers or Buyer of any other legal remedies for breach of the other party's contractual obligations. In no event shall Sellers have the right to require arbitration under this Section
11.1 of a determination of Combined Revenue or the amount of the Company's and its Subsidiary's Net Worth as of the Closing Date, which determinations shall be made in accordance with Section 2.5 or Section 3.6, respectively.


                                   ARTICLE XII
                                  MISCELLANEOUS

          XII.1 ASSIGNMENT. Sellers and Buyer shall not assign or delegate any of their rights or obligations hereunder to any Person or Persons without the express prior written consent of the other party hereto, which consent shall not be unreasonably withheld, other than assignments or delegations made by Buyer to an affiliate of Buyer; PROVIDED, HOWEVER, that Buyer may assign all of its rights under this Agreement to certain lenders in connection with a revolving credit agreement to be entered into by Buyer and such lenders in connection with the transactions contemplated by this Agreement, and Sellers' Representative shall execute a consent to such assignment in a form reasonably requested by such lenders. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and in the case of each Seller his heirs, beneficiaries, trusts for his benefit and personal representatives, and no other person shall have any right, benefit or obligation hereunder.

          XII.2 NOTICES; TRANSFER OF FUNDS. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postage-paid envelope, (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

                  If to Sellers, addressed to:

                           Sellers' Representative
                           Dean Laws and Dennis Coe
                           Eisaman, Johns & Laws Advertising, Inc.
                           5700 Wilshire Boulevard
                           Los Angeles, California 90036

                  With a copy to:

                           Brobeck, Phleger & Harrison
                           550 South Hope Street
                           Los Angeles, California 90071-2604
                           Attention:  Kenneth Bender, Esq.
                           Fax: (213) 239-1324

                  If to Buyer, addressed to:

                           Lois/USA Inc.
                           40 West 57th Street
                           New York, New York 10019
                           Attention:  Theodore Veru
                           Fax:     (212) 586-9472

                  With a copy to:

                           Stroock & Stroock & Lavan
                           Seven Hanover Square
                           New York, New York  10004
                           Attention:  James R. Tanenbaum, Esq.
                           Fax:     (212) 806-6006

          Payments to be made to Sellers hereunder shall be made by wire transferred funds to be delivered to such account or place as Sellers' Representative may designate by written notice as provided herein; PROVIDED, HOWEVER, that certificates evidencing any Shares issued to Seller shall be delivered to Sellers' Representative.

          XII.3 GOVERNING LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to the choice of law provisions of New York law) except with respect to matters of law concerning the internal corporate affairs of Buyer, the Company or its Subsidiary, and as to those matters the law of the jurisdiction under which Buyer, the Company or its Subsidiary, as the case may be, derives its powers shall govern.

          XII.4 ENTIRE AGREEMENT; MODIFICATIONS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by Buyer and Sellers' Representative. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          XII.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          XII.6 EXPENSES. Except as otherwise specified herein, each party hereto shall pay its own legal, accounting, out-of- pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

          XII.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          XII.8 TITLES. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          XII.9 PUBLICITY. No party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the Buyer and the Sellers' Representative except, if after discussion between the parties or their counsel, in the opinion of any party's counsel, such party is required under any applicable law or regulation to make a public statement or announcement, such party shall be permitted to issue the legally required statement or announcement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                               LOIS/USA INC.

                                               By:/s/ Theodore J. Veru
                                                  Name: Theodore J. Veru
                                                  Title: Co-President


                                               INDIVIDUALLY:


                                                 /s/ Dennis Coe
                                                 Name: Dennis Coe*


                                                 /s/ Michele de Maio
                                                 Name: Michele de Maio


                                                 /s/ Bear Ferguson
                                                 Name: Bear Ferguson


                                                 /s/ Andrea Giambrone
                                                 Name: Andrea Giambrone


                                                 /s/ Consuelo Gomez
                                                 Name: Consuelo Gomez


                                                 /s/ Anna Laws
                                                 Name: Anna Laws**


                                                 /s/ Dean Laws
                                                 Name: Dean Laws


                                                 /s/ Ric Militi
                                                 Name: Ric Militi


                                                 /s/ Adrienne Powell
                                                 Name: Adrienne Powell


                                                 /s/ Anne Stuzin
                                                 Name: Anne Stuzin


                                                 /s/ Lisa Tucker
                                                 Name: Lisa Tucker


                                                 /s/ Paul Vernon
                                                 Name: Paul Vernon


                                                 /s/ Mike Waterkotte
                                                 Name: Mike Waterkotte

* and Phyllis Thalman Coe, as Trustees under the Coe Living Trust dated April 20, 1982.

** Trustee for Laws Family Trust U.D.O. 2/17/84.

                                                            EXHIBIT A


                 LIST OF SELLERS AND THEIR PERCENTAGE INTERESTS

                                                                  EXHIBIT B


                              FINANCIAL STATEMENTS

                                   (attached)

                                                                 EXHIBIT C


                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                   (attached)

                                                                 EXHIBIT D


                          FORM OF EMPLOYMENT AGREEMENTS

                                   (attached)

                                                                   EXHIBIT E


                          REGISTRATION RIGHTS AGREEMENT

                                   (attached)

                                                                   EXHIBIT F


                     REQUIRED CONSENTS OR APPROVALS OF BUYER

                         Consent of Chemical Bank, N.A.

          [See executed copy of Amended and Restated Credit Agreement]

                                                                    EXHIBIT G


                                AGENCY AGREEMENT

                                                               EXHIBIT H


                             SHAREHOLDERS' AGREEMENT

                                                                 EXHIBIT I


                               LIST OF FACILITIES

                                                                 EXHIBIT J


                                  FORM OF NOTE

                                                                  EXHIBIT K


                           LIST OF INVESTMENT BANKERS

                       Houlihan Lokey Howard & Zukin, Inc.

                          Duff & Phelps Capital Markets

                                Furman Selz Inc.

                             NatWest Securities Inc.

                            Smith Barney Incorporated